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                                                                   Exhibit 10(h)

                                 EDO CORPORATION
                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.    PURPOSE

      The Purpose of the EDO Corporation 2002 Non-Employee Director Stock Option Plan is to increase director share ownership to further align director interests with those of the Company's shareholders.

2.    DEFINITIONS

      "Annual Grant" shall mean an annual Stock Option grant for 5,000 Common Shares to an Eligible Director as provided in Section 5(b)

      "Award" shall mean an Initial Grant and/or Annual Grant under Section 5 of the Plan.

      "Board" shall mean the Board of Directors of the Company.

      "Cause" shall mean (i) the willful failure by an Eligible Director to perform substantially Board or committee duties (other than due to physical or mental illness), (ii) the Eligible Director engaging in serious misconduct that is injurious to the Company, or (iii) the Eligible Director having been convicted of, or entered a plea of nolo contendre, a crime that constitutes a felony.

      "Change in Control" shall mean the occurrence of any of the following events.

      (i) A majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Broad then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

      (ii) Any "person" including a "group" as such terms are used in Sections 13(d) and 14 (d)(2) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company, any employee of the Company or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

      (iii) The shareholders of the Company shall approve a definitive agreement(s) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the
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surviving entity is not readily tradable on an established securities market,
(B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company, or (C) any "person" including a "group" (as such terms are used in Section 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company, any employee of the Company or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company; or

      (iv) any other event or transaction that is declared by resolutions of the Board to constitute a Change in Control for purposes of the Plan.

      Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

      "Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations there under.

      "Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designed by the Board to administer the plan.

      "Common Shares" shall mean the Common Shares, par value $1.00 per share, of the Company.

      "Company" shall mean EDO Corporation, including any Subsidiary, and any successor thereto.

      "Disability" shall mean if the Committee determines, based on medical evidence, that the Eligible Director is disabled, mentally or physically, and is therefore, unable to continue his or her services to the Company.

      "Eligible Director" shall mean a person who is serving as a member of the Board and who is not an employee of the Company.

      "Fair Market Value" shall mean, on any date, the closing sales price of a Common Share, as reported for such day on the New York Stock Exchange (consolidated trading).

       "Initial Grant" shall mean of one-time Stock Option Grant for 10,000 Common Shares to an Eligible Director as provided in Section 5(a).


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      "Plan" shall mean the EDO Corporation 2002 Non-Employee Director Stock
Option Plan, as amended from time to time.

      "Retirement" shall mean an Eligible Director's retirement from service from the Board.

      "Stock Option" shall mean a stock option which is not qualified under
Section 422 of the Code and that is granted to each Eligible Director pursuant to Section 5.

      "Subsidiary" shall mean any corporation of which the Company owns directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) of more of the total combined equity interests in such organization.

3.    ADMINISTRATION

      The Plan shall be administered by the Committee, which shall consist of at least two directors of the Company chosen by the Board, each of whom is a "non-employee director" within the meaning of Rule 16(b)-3 of the Exchange Act. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations, as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all directors participating in the Plan and their successors in interest. Notwithstanding the foregoing, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director receives a Stock Option under Section 5, or except as expressly provided in this Plan, regarding the terms of any such Stock Option, including, without limitation, the timing of grant and the number of Common Shares subject to any such Stock Option.

4.    MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS

(a)   Shares Available for Issuance

      The maximum number of Common Shares in respect of which Awards may be made under the Plan shall be a total of 250,000 Common Shares. Common Shares may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. Common Shares subject to any Award, which are cancelled or forfeited for any reasons without delivery of such Common Shares, shall again be available for award under this Plan.


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(b)   Adjustment for Corporate Transactions

      In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares, or other similar event affects the Common Shares such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, (A) adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan, (ii) the number and kind of Common Shares subject to outstanding Stock Options, and (iii) the grant, exercise or conversion price with respect to any of the foregoing, or (B) with respect to a person who has an outstanding Stock Option, make provisions for a cash payment of any extraordinary cash dividend or as an alternative means (in whole or in part) of affecting any adjustment deemed required by the Committee to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan with respect to such Option. However, in connection with any adjustment made hereunder, the number of shares subject to any Stock Option shall always be rounded to the nearest whole number.

5.    TERMS OF STOCK OPTIONS GRANTS

(a)   Initial Grant

      An Initial Grant shall be made to (i) each Eligible Director as of the Effective Date of the Plan, and (ii) each Eligible Director who is first elected to the Board after the Effective Date of the Plan on the date of such first election (but not upon any subsequent elections of such Eligible Director). The exercise price per share of at the Initial Grant shall equal the Fair Market Value on the date of the grant.

(b)   Annual Grant

      An Annual Grant shall be made to each Eligible Director serving on the Board during the term of the Plan on the first business day of January of each year following the year in which such Eligible Director received an Initial Grant. The exercise price per share of the Annual Grant shall equal the Fair Market Value on the date of grant.

(c)   Exercise

      Each Stock Option shall become exercisable immediately upon grant and shall remain exercisable until the earlier to occur (i) the tenth anniversary date of grant or (ii) a time provided in Section 5(d) after the date the Eligible Director ceases to be a member of the Board. The Committee may impose such conditions with respect to the exercise of Stock Options, as it shall deem appropriate, including, without limitation, any conditions relating to the application of Federal or state securities laws. No shares shall be delivered pursuant to any exercise of Stock Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefore. Without


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limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging Common Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Shares to the Company, values as of the date of such tender, is at least equal to such option price.

(d)   Termination of Service

      A Stock Option shall be exercisable following the termination of an Eligible Director's participation on the Board only to the extent provided in this Section 5(d). If an eligible Director's participation on the Board terminates due to such director's death, disability, or Retirement with the consent of the Committee, all stock options shall be exercisable by such director or, in the case of death or disability, such director's estate or legal guardian, for the earlier of three years from the date of such termination or the expiration of the Stock Option term(s).

6.    CHANGE IN CONTROL

      In the event of a Change in Control, each Stock Option shall promptly be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Stock Option.

7     GENERAL PROVISIONS

(a)   Withholding

      Should an amount realized or recognized by an Eligible Director in connection with the exercise of a Stock Option subject the Company to tax withholding requirements under Federal, state, local or foreign law, such Eligible Director shall be required to make the necessary arrangements to satisfy the Company's obligations, if any, to withhold any tax with respect to such amount.

(b)   Awards

      Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Eligible Director and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c)   Nontransferability

      No Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Eligible Director shall be subject to any lien, obligation or liability of the Eligible Director; provided, however, Awards may be transferred to a member of the Eligible Director's


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immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"). Except as otherwise expressly provided in this Plan, all rights with respect to Awards granted to an Eligible Director's lifetime only by such eligible Director or, if applicable, the Permitted Transferees.

(d)   Construction of the Plan

      The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York without reference to its conflict of law rules.

(e)   Effective Date

      The Effective Date of this Plan is May 7, 2002. The Plan will become effective as of that date provided that the Plan receives the approval, within 12 months of its approval by the board, of the holders of a majority of the outstanding Common Shares entitled to vote, if required. If such approval is required, and is not forthcoming, the Plan and all Awards shall be null and void. No Awards may be granted under the Plan after May 6, 2012.


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